UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2014

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-26841 (Commission File Number)	11-3117311 (IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in a Registrant’s Certifying Accountant

(a)           Dismissal of Independent Accountant

The Audit Committee (the “Committee”) of the Board of 1-800-Flowers.com, Inc. (“1-800-Flowers” or the “Company”) recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2014. As a result of this process, on February 20, 2014, 1-800-Flowers approved the engagement of BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm.  On that same date, 1-800-Flowers dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective immediately. The Committee approved these changes in the Company’s independent registered public accounting firm on February 20, 2014.

The reports of Ernst & Young on the Company’s financial statements for each of the two fiscal years ended June 30, 2013 and July 1, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended June 30, 2013 and July 1, 2012, and in the subsequent interim period through February 20, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended June 30, 2013 and July 1, 2012, except that as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2012 ( the “2012 Form 10-K”), management concluded that the Company’s internal control over financial reporting was not effective as of July 1, 2012 as a result of a material weakness in the accounting and disclosure for deferred income taxes; this material weakness was subsequently remediated by the Company. Ernst & Young’s report on the effectiveness of the Company’s internal control over financial reporting as of July 1, 2012, which was included in the 2012 Form 10-K, contained an adverse opinion thereon.

The Committee has authorized Ernst & Young to respond fully to the inquiries of BDO concerning the material weakness in the Company’s internal control over financial reporting and any other matters. The Company has requested that Ernst & Young furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Ernst & Young’s letter, dated February 25, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b)           Engagement of New Independent Accountant

On February 20, 2014, the Committee approved the engagement of BDO as the Company’s independent registered public accounting firm. During the years ended June 30, 2013 and July 1, 2012 and through February 20, 2014, neither the Company nor anyone on its behalf consulted with BDO with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or (c) a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
16.1	Letter of Ernst & Young LLP dated February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 25, 2014

1-800-FLOWERS.COM, Inc. By: /s/ William E. Shea Name: William E. Shea Title: Chief Financial Officer, Senior Vice-President